Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267260

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 2, 2022)

Up to $50,000,000 maximum aggregate offering price

of

Common Shares

ARDMORE SHIPPING CORPORATION

We have entered into an open market sale agreement (or the Open Market Sale Agreement) with Evercore Group L.L.C., DNB Markets, Inc. and UBS Securities LLC, as our sales agents, relating to the common shares of Ardmore Shipping Corporation offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Open Market Sale Agreement, we may offer and sell common shares having an aggregate offering price of up to $50,000,000 from time to time through the sales agents. This new Open Market Sale Agreement will supplement our prior open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on August 20, 2021 and our prior open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on September 2, 2022.

Sales of the common shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (or NYSE), at market prices, in block transactions, or as otherwise agreed upon by the sales agents and us.

We will pay the sales agents a commission of 2% of the gross sales price per common share sold through them as the sales agents under the Open Market Sale Agreement.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (or the Securities Act). We will submit orders to only one sales agent relating to the sale of our common shares under the sales agreement on any given day. The sales agents are not required to sell any specific number or dollar amount of our common shares but will use their commercially reasonable efforts, as our agents and subject to the terms of the Open Market Sale Agreement, to sell the common shares offered, as instructed by us.

Our common shares are listed on the NYSE under the symbol “ASC.” The last reported sale price of our common shares on the NYSE on August 31, 2023 was $12.44 per share.

Investing in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Evercore ISI	DNB Markets	UBS Investment Bank

September 1, 2023

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

Neither we nor the sales agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the sales agents are not, making an offer of our common shares in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the information we previously filed with the U.S. Securities and Exchange Commission (or SEC) and incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition and results of operations and prospects may have changed since those dates.

Other than in the United States, no action has been taken by us or the sales agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless we otherwise specify, when used in this prospectus supplement, the terms “Ardmore,” the “Company,” “we,” “our” and “us” refer to Ardmore Shipping Corporation and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to our common shares, they refer specifically to Ardmore Shipping Corporation. Unless otherwise indicated, all references in this prospectus supplement to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus supplement is prepared in accordance with generally accepted accounting principles in the United States (or U.S. GAAP).

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any free writing prospectus are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides safe harbor protections for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “could,” “would,” “should,” “will,” “expect,” “predict,” “pending,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed under “Risk Factors” section of this prospectus supplement and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, among others, our Annual Report on Form 20-F for the year ended December 31, 2022 (or our 2022 Annual Report), our Report on Form 6-K dated May 9, 2023, with the financial information for the three months ended March 31, 2023 and our Report on Form 6-K dated August 1, 2023 with the financial information for the three and six months ended June 30, 2023. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Forward-looking statements in this prospectus supplement or incorporated by reference herein include, among others, statements addressing such matters as:

•	our future operating or financial results;

•	global and regional economic and political conditions;

•	the strength of national economies and currencies;

•	general market conditions;

•	our business and growth strategies and our Energy Transition Plan (“ETP”) and other plans, and related potential benefits and opportunities;

•	fleet expansion and vessel and business acquisitions, vessels and upgrades and expected capital spending and operating expenses, including bunker prices, drydocking and insurance costs;

•	competition in the tanker industry;

•	shipping market trends and general market conditions, including fluctuations in charter rates and vessel values and changes in demand for and the supply of tanker vessel capacity;

•	business disruptions due to natural disasters or other disasters or events outside of our control;

•	the effect of the Covid-19 pandemic on oil demand, our business and our financial condition and results of operations, including our earnings, cash flows and liquidity;

•	the effect of Russia’s invasion of Ukraine on, among other things, oil demand, our business, our results of operations and financial condition;

•	charter counterparty performance;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	our intended installation and use of carbon capture ready exhaust gas scrubbers on a portion of our vessels, and the expected benefits of scrubbers;

•

our financial condition and liquidity, including estimates of our liquidity needs for 2023 and for the longer term and our ability to obtain financing in the future and the sources of financing to fund capital expenditures, acquisitions, refinancing of existing indebtedness and other general liquidity needs and corporate activities;

•	our ability to comply with covenants in financing arrangements;

•	our capital structure and how it supports our spot employment strategy and enhances financial and strategic flexibility to pursue acquisition opportunities;

•	our exposure to inflation;

•	vessel breakdowns and instances of off hire;

•	our current dividend policy and any future dividends;

•	our ability to enter into fixed-rate charters in the future and our ability to earn income in the spot market;

•	our ability to comply with, and the effects of, regulatory requirements or maritime self-regulatory organizations’ requirements and the cost of such compliance;

•	growth opportunities for Element 1 Corp. and e1 Marine, LLC (or e1 Marine), with respect to which we hold equity investments;

•

our status relative to passive foreign investment company (PFIC) regulations and our intention to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year; and

•	our expectations of the availability of vessels or businesses to purchase, the time it may take to construct new vessels, and vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the “Risk Factors” section of this prospectus supplement. Any of these factors or a combination of these factors could materially affect our business, results of operations and financial condition and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, among others, the following:

•	changes in demand for and the supply of tanker vessel capacity;

•	fluctuations in oil prices;

•	changes in the markets in which we operate;

•	availability of financing and refinancing and our ability to comply with covenants in our financing arrangements;

•	changes in general domestic and international political and trade conditions, including tariffs;

•	changes in governmental or maritime self-regulatory organizations’ rules and regulations or actions taken by regulatory authorities;

•	the outcome and impact of Russia’s invasion of Ukraine;

•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates;

•	potential disruption of shipping routes due to accidents, piracy or political events;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

•	the length and number of off-hire periods and dependence on third-party managers;

•	developments at Element 1 Corp. and e1 Marine, and in their industries and competitive positions; and

•	other factors discussed under the “Risk Factors” section of this prospectus supplement.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein are qualified in their entirety by the cautionary statements contained in such documents. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to in the section entitled ‘‘Risk Factors’’ beginning on page S-9 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Overview

Ardmore Shipping provides seaborne transportation of petroleum products and chemicals worldwide to oil majors, national oil companies, oil and chemical traders, and chemical companies, with our modern, fuel-efficient fleet of mid-size product and chemical tankers. As of September 1, 2023, our fleet consists of 26 vessels (including four chartered-in vessels), all of which are in operation.

We commenced business operations in April 2010 with the goal of building an enduring product and chemical tanker company that emphasizes disciplined capital allocation, service excellence, innovation, and operational efficiency through our focus on high quality, fuel-efficient vessels. We are led by a team of experienced senior managers who have previously held senior management positions with highly regarded public shipping companies and financial institutions.

We are strategically focused on modern, fuel-efficient, mid-size product and chemical tankers. We actively pursue opportunities to exploit the overlap we believe exists between the clean petroleum product (or CPP) and chemical sectors in order to enhance earnings, and also seek to engage in more complex CPP trades, such as multi-grade and multi-port loading and discharging operations, where our knowledge of chemical operations is beneficial to our CPP customers.

Our fuel-efficient operations are designed to enhance our operating performance and provide value-added service to our customers. We believe we are at the forefront of fuel efficiency and emissions reduction trends and are well positioned to capitalize on these developments with our fleet of Eco-design and Eco-mod vessels. Our acquisition strategy includes to continue to build our fleet with Eco-design newbuildings or Eco-design second-hand vessels and with modern second-hand vessels that can be upgraded to Eco-mod.

We are an integrated shipping company. The majority of our fleet is technically managed by a combination of Ardmore Shipping Services (Ireland) Limited and Anglo Ardmore Ship Management Limited (or AASML), a joint venture entity that is 50% owned by us, and we also retain a third-party technical manager for some of our vessels. We have a resolute focus on both high-quality service and efficient operations, and we believe that our corporate overhead and operating expenses are among the lowest of our peers.

We are commercially independent, as we have no blanket employment arrangements with third-party or related-party commercial managers. Through our in-house chartering and commercial team, we market our services directly to a broad range of customers, including oil majors, national oil companies, oil and chemical traders, chemical companies, and pooling service providers. We monitor the tanker markets to understand how to best utilize our vessels and may change our chartering strategy to take advantage of changing market conditions.

Other than technical management services provided to us by our 50% joint venture AASML, we have no related-party transactions concerning our vessel operations or vessel sale and purchase activities. Certain of our wholly-owned subsidiaries carry out our management and administrative services, with Ardmore Shipping (Bermuda) Limited providing us with corporate and executive management services and associated functions, Ardmore Shipping Services (Ireland) Limited providing corporate and accounting administrative services, as well as technical operations services and fleet administration, and Ardmore Shipping (Asia) Pte. Limited and Ardmore Shipping (Americas) LLC providing our commercial management and chartering services.

Company Information

Ardmore Shipping Corporation was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2013. We commenced business operations through our predecessor company, Ardmore Shipping LLC, on April 15, 2010. We maintain our principal executive and management offices at Belvedere Building, 69 Pitts Bay Road, Ground Floor, Pembroke, HM08, Bermuda. Our telephone number at these offices is +1 441 405 7800. Our website address is www.ardmoreshipping.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus supplement, the accompanying prospectus or in any free writing prospectus.

THE OFFERING

Issuer	Ardmore Shipping Corporation

Common shares offered to the public by us	Common shares having a maximum aggregate offering price of up to $50,000,000.

Manner of Offering	Sales of our common shares under this prospectus supplement, if any, will be made in privately negotiated transactions, as block transactions or by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network.

The sales agents will offer our common shares subject to the terms and conditions of the Open Market Sale Agreement. We will designate the minimum price per share at which the common shares may be sold and the maximum amount of common shares to be sold through the sales agents during any selling period or otherwise determine such maximum amount together with the sales agents.

Subject to the terms and conditions of the Open Market Sale Agreement, the sales agents have agreed to use their commercially reasonable efforts to execute our orders to sell, as our sales agents and on our behalf, our common shares submitted to the sales agents from time to time pursuant to and subject to the terms of the Open Market Sale Agreement. We or the sales agents may suspend the offering of common shares under the Open Market Sale Agreement by proper notice to the other party. Please read “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes.

NYSE Symbol	ASC

Risk Factors	An investment in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common shares.

Open Market Sale Agreement	We have entered into an Open Market Sale Agreement with Evercore Group L.L.C., DNB Markets, Inc. and UBS Securities LLC relating to the shares of our common stock offered by this prospectus supplement. This new Open Market Sale Agreement will supplement our prior open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on August 20, 2021 and our open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on September 2, 2022.

RISK FACTORS

An investment in our common shares involves a significant degree of risk. Before investing in our common shares, you should carefully consider all information included in or incorporated by reference into this prospectus, including the risks discussed under the heading “Risk Factors” in our 2022 Annual Report which is incorporated by reference into this prospectus. In addition, you should read “Tax Considerations” in this prospectus supplement for a more complete discussion of expected material tax consequences of owning and disposing of our common shares.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, we may be unable to pay distributions on our common shares, the trading price of our common shares may decline, and you could lose all or part of your investment.

Risks Related to our Common Shares and this Offering

The price of our common shares after this offering may be volatile, and the value of an investment in our common shares may decline.

The market price of our common shares could be subject to fluctuations in response to any one or more of the risk factors discussed in this prospectus supplement and others beyond our control, including:

•	the market for similar securities;

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions generally and in the tanker industry;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on our business, including, among others, climate-related regulations and standards;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional debt and equity to satisfy our capital needs;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. In addition, the stock markets in recent years have experienced substantial price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These broad market and industry fluctuations, as well as factors such as those listed above, may negatively affect the price of our common shares. If the market price of our common shares declines, you may not realize any return on your investment in us and may lose some or all of your investment. Also, investors may not be able to sell the common shares at prices equal to or greater than those paid in this offering. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Current or future securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could harm our business, results of operations and financial condition.

We may issue additional common shares or other equity securities without your approval, which could dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available, if any, for dividends payable on our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of our common shares may decline.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

Our management will have broad discretion over the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of common shares, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of June 30, 2023, on a historical basis.

The data in the table is derived from, and should be read in conjunction with, our unaudited historical condensed consolidated financial statements, including accompanying notes incorporated by reference into this prospectus supplement.

In thousands of U.S. Dollars, except as indicated	AS OF JUNE 30, 2023
Cash and cash equivalents	$50,974

Current debt:
Current portion of long-term debt	$6,579
Current portion of finance lease obligations	1,946
Non-current debt:
Non-current portion of long-term debt	72,348
Non-current portion of finance lease obligations	42,654

Total debt	$123,527

Cumulative Series A 8.5% cumulative preferred redeemable preferred stock	37,043

Stockholders’ equity:
Share capital
Common shares, par value $0.01 per share, 225,000,000 shares authorized; 41,295,555 shares issued and outstanding as of June 30, 2023(1);	$433
Additional paid-in capital	469,583
Accumulated other comprehensive income	46
Treasury stock	(15,636)
Retained earnings	49,347

Total stockholders’ equity and preferred stock	$540,816

Total capitalization	$696,149

(1)	As of September 1, 2023, there were 41,295,555 common shares issued and outstanding and 40,000 preferred shares issued and outstanding.

DIVIDEND POLICY

On March 9, 2020, we transitioned to a new capital allocation policy which sets out our priorities among fleet maintenance, financial strength, accretive growth and, once the other priorities are achieved, returning capital to shareholders.

As part of our capital allocation policy, in November 2022, our board of directors approved the initiation of a quarterly cash dividend, under which we intend to pay a variable quarterly cash dividend on our shares of common stock equivalent in the aggregate to one-third of the prior quarter’s adjusted earnings (which is a non-GAAP measure that represents our earnings per share for the quarter reported under U.S. GAAP adjusted for gain or loss on sale of vessels, write-off of deferred finance fees, and solely for the purposes of dividend calculations, the impact of unrealized gains / (losses) and certain non-recurring items).

The amount of our adjusted earnings, the amount of cash we have available for any dividends and the number of shares used to calculate any per share dividends on our common stock may vary significantly from period to period.

There is no guarantee that we will pay any dividends to our shareholders. The declaration of any dividends is subject at all times to the discretion of our board of directors. In addition, our board of directors may change or terminate our dividend policy or capital allocation policy at any time. For more information about our dividend policy, as well as certain risks and restrictions relating to our ability to pay any dividends in the future, please see “Operating and Financial Review and Prospects – Recent Developments – New Dividend Policy and Dividend Relating to the Fourth Quarter of 2022” in Item 5 of our 2022 Annual Report and “Risk Factors – Risks Related to an Investment in Our Securities – We changed our dividend policy relating to our common shares as part of our capital allocation policy. The amount of quarterly dividends will vary from period to period, and we may be unable to pay dividends on our common shares” in Item 3 of our 2022 Annual Report.

TAX CONSIDERATIONS

For a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder and a Non-U.S. Holder, each as defined in the accompanying prospectus, with respect to our common shares, please read “Tax Considerations” in the accompanying prospectus. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of our common shares.

The Company continues to believe that (i) it was not a PFIC in 2022, (ii) it does not expect to become a PFIC in 2023 or future taxable years, (iii) it has qualified for exemption under Section 883 of the Code from U.S. federal income taxation on its U.S. source gross shipping income in 2022 and (iv) it expects that it will continue to qualify for such exemption, provided that non-qualified 5% shareholders (as described in the accompanying prospectus) do not own more than 50% of the Company’s common shares for more than half the days during any year. No assurance can be given that the Company will not be considered a PFIC or that the Company will continue to qualify for exemption from U.S. federal income taxation under Section 883 of the Code in the current or any future taxable year.

PLAN OF DISTRIBUTION

We have entered into the Open Market Sale Agreement with Evercore Group L.L.C., DNB Markets, Inc. and UBS Securities LLC, as our sales agents, under which we may offer and sell from time to time through the third anniversary of the effective date of the Open Market Sale Agreement, up to an aggregate initial offering price of $50,000,000 of our common shares through the sales agents. Sales of our common shares, if any, will be made in privately negotiated transactions, as block transactions or by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network. As sales agents, Evercore Group L.L.C., DNB Markets, Inc. and UBS Securities LLC, will not engage in any prohibited stabilizing transactions in connection with the sale of our common shares.

This new Open Market Sale Agreement will supplement our prior open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on August 20, 2021 and our prior open market sale agreement with Evercore Group L.L.C., DNB Markets, Inc. and Stifel, Nicolaus & Company, Incorporated entered into on September 2, 2022.

The sales agents will offer our common shares subject to the terms and conditions of the Open Market Sale Agreement. We will designate the minimum price per share at which the common shares may be sold and the maximum amount of common shares to be sold through the sales agents during any selling period or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the Open Market Sale Agreement, the sales agents have agreed to use their commercially reasonable efforts to execute our orders to sell, as our sales agents and on our behalf, our common shares submitted to the sales agents from time to time pursuant to and subject to the terms of the Open Market Sale Agreement. We or the sales agents may suspend the offering of common shares under the Open Market Sale Agreement by proper notice to the other party.

We will pay the sales agents a commission of 2% of the gross proceeds of any common shares sold through it pursuant to this prospectus. We have agreed to reimburse the sales agents for certain expenses in certain circumstances, including fees and disbursements related to their legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering payable by us, excluding compensation payable to the sales agents under the terms of the Open Market Sale Agreement, will be approximately $144,000. The remaining sales proceeds, after deducting any other transaction fees, will equal our net proceeds for the sale of such shares.

Settlement for sales of common shares will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made (and on and after May 28, 2024, on the first trading day or as otherwise required by Rule 15c6-1 of the Exchange Act) against payment of the net proceeds to us. A trading day is any trading day on the NYSE.

Under the terms of the Open Market Sale Agreement, we also may sell our common shares to a sales agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate agreement with such sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement or our filings with the SEC under the U.S. Securities Exchange Act of 1934, as amended, the number of our common shares sold through the sales agents under the Open Market Sale Agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of our common shares.

In connection with the sale of the common shares on our behalf, the sales agents, as registered broker dealers participating in the distribution of securities under this prospectus, may each be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed in the Open Market Sale Agreement to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

Each sales agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The offering of common shares pursuant to the Open Market Sale Agreement will terminate upon the earlier of (i) the sale of all of the common shares subject to the Open Market Sale Agreement, (ii) the third anniversary of the effective date of the Open Market Sale Agreement and (iii) the termination of the Open Market Sale Agreement pursuant to its terms.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Perkins Coie LLP, Portland, Oregon. The validity of the common shares offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and United States tax matters will be passed upon for us by Seward & Kissel LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters in connection with the offering on behalf of the sales agents.

EXPERTS

The annual financial statements of Ardmore Shipping Corporation as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus by reference to Ardmore Shipping Corporation’s annual report on Form 20-F for the year ended December 31, 2022, and the effectiveness of Ardmore Shipping Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The section in our 2022 Annual Report entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such report has been prepared by Drewry Maritime Research, our industry expert, which has confirmed to us that such section accurately describes the international tanker market as of the dates provided therein.

EXPENSES

We estimate the expenses in connection with the issuance and distribution of our common shares as follows:

Legal Fees and Expenses	$129,000
Accountants’ Fees and Expenses	10,000
Miscellaneous Costs	5,000

Total	$144,000

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus supplement the documents listed below:

•

Reports on Form 6-K, dated May 2, 2023, May 9, 2023 (which contains our unaudited condensed interim consolidated financial statements and related notes for the three months ended March 31, 2023 and March 31, 2022), and August 1, 2023 (which contains our unaudited condensed interim consolidated financial statements and related notes for the three and six months ended June 30, 2023 and June 30, 2022); and

•	Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 24, 2023.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

We have not, and the sales agents have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus. We take no responsibility for, and provide no assurance about the reliability of, any information that others may give you. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Ardmore Shipping Corporation

Belvedere Building

69 Pitts Bay Road, Ground Floor

Pembroke, HM08 Bermuda

+ 1 441 405 7800

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

PROSPECTUS

ARDMORE SHIPPING CORPORATION

$500,000,000

Common Shares

Preferred Shares

Debt Securities

Convertible Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of our common shares, preferred shares, debt securities, convertible debt securities, warrants to purchase common shares, preferred shares, debt securities or convertible debt securities, and units of our common shares, preferred shares, debt securities, convertible debt securities or warrants, in any combination.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common shares are listed on the New York Stock Exchange (or NYSE) under the symbol “ASC.” On September 1, 2022, the last reported sales price of our common shares was $9.35 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. Please read the sections entitled “Forward-Looking Statements” and “Risk Factors” beginning on pages 1 and 4 of this prospectus, respectively, and in the applicable prospectus supplement, as well as documents which are incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022

We have not authorized anyone to provide you with information other than the information contained in this prospectus, or in any prospectus supplement or “free writing prospectus.” We take no responsibility for, and provide no assurance about the reliability of, any information that others may give you. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information previously filed or hereafter filed with the U.S. Securities and Exchange Commission (or SEC or Commission) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We intend to disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplemental or a future filing with the SEC incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (or SEC or Commission) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time our common shares, preferred shares, debt securities, convertible debt securities, warrants to purchase common shares, preferred shares, debt securities or convertible debt securities, and units of our common shares, preferred shares, debt securities, convertible debt securities or warrants, in any combination, in one or more offerings up to an aggregate offering price of $500,000,000 as described in this prospectus. This prospectus generally describes us and the securities we may offer. Each time we offer securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information incorporated by reference into or contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, references in this prospectus to “Ardmore Shipping Corporation,” “we,” “us” and “our” and similar terms refer to Ardmore Shipping Corporation and our consolidated subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Ardmore Shipping Corporation.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (or U.S. GAAP).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995, as amended, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “could,” “would,” “should,” “will,” “expect,” “predict,” “pending,” “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the reports we file with the SEC and that are incorporated into this prospectus by reference, including, among others, our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, our Report on Form 6-K dated May 4, 2022, with the financial information for the three months ended March 31, 2022 and our Report on Form 6-K dated July 27, 2022 with the financial information for the three and six months ended June 30, 2022. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement, and accordingly, you should not place undue reliance on forward-looking statements.

ARDMORE SHIPPING CORPORATION

Ardmore Shipping provides seaborne transportation of petroleum products and chemicals worldwide to oil majors, national oil companies, oil and chemical traders, and chemical companies, with our modern, fuel-efficient fleet of mid-size product and chemical tankers. As at September 2, 2022, our fleet consists of 27 vessels (including five chartered-in vessels), all of which are in operation.

We commenced business operations in April 2010 with the goal of building an enduring product and chemical tanker company that emphasizes disciplined capital allocation, service excellence, innovation, and operational efficiency through our focus on high quality, fuel-efficient vessels. We are led by a team of experienced senior managers who have previously held senior management positions with highly regarded public shipping companies and financial institutions.

We are strategically focused on modern, fuel-efficient, mid-size product and chemical tankers. We actively pursue opportunities to exploit the overlap we believe exists between the clean petroleum product (or CPP) and chemical sectors in order to enhance earnings, and also seek to engage in more complex CPP trades, such as multi-grade and multi-port loading and discharging operations, where our knowledge of chemical operations is beneficial to our CPP customers.

Our fuel-efficient operations are designed to enhance our operating performance and provide value-added service to our customers. We believe we are at the forefront of fuel efficiency and emissions reduction trends and are well positioned to capitalize on these developments with our fleet of Eco-design and Eco-mod vessels. Our acquisition strategy includes to continue to build our fleet with Eco-design newbuildings or Eco-design second-hand vessels and with modern second-hand vessels that can be upgraded to Eco-mod.

We are an integrated shipping company. The majority of our fleet is technically managed by a combination of Ardmore Shipping Services (Ireland) Limited and Anglo Ardmore Ship Management Limited (or AASML), a joint venture entity that is 50% owned by us, and we also retain a third-party technical manager for some of our vessels. We have a resolute focus on both high-quality service and efficient operations, and we believe that our corporate overhead and operating expenses are among the lowest of our peers.

We are commercially independent, as we have no blanket employment arrangements with third-party or related-party commercial managers. Through our in-house chartering and commercial team, we market our services directly to a broad range of customers, including oil majors, national oil companies, oil and chemical traders, chemical companies, and pooling service providers. We monitor the tanker markets to understand how to best utilize our vessels and may change our chartering strategy to take advantage of changing market conditions.

Other than technical management services provided to us by our 50% joint venture AASML, we have no related-party transactions concerning our vessel operations or vessel sale and purchase activities. Certain of our wholly-owned subsidiaries carry out our management and administrative services, with Ardmore Shipping (Bermuda) Limited providing us with corporate and executive management services and associated functions, Ardmore Shipping Services (Ireland) Limited providing corporate and accounting administrative services, as well as technical operations services and fleet administration, and Ardmore Shipping (Asia) Pte. Limited and Ardmore Shipping (Americas) LLC providing our commercial management and chartering services.

Ardmore Shipping Corporation was incorporated under the laws of the Republic of the Marshall Islands on May 14, 2013. We commenced business operations through our predecessor company, Ardmore Shipping LLC, on April 15, 2010. We maintain our principal executive and management offices at Belvedere Building, 69 Pitts Bay Road, Ground Floor, Pembroke, HM08, Bermuda. Our telephone number at these offices is +1 441 405 7800. Our website address is www.ardmoreshipping.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus, or in any prospectus supplement or free writing prospectus.

RISK FACTORS

Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in any of our securities, you should carefully consider the following risk factors together with all other information included in this prospectus, including those risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC on March 11, 2022, which are incorporated by reference into this prospectus, and information included in any applicable prospectus supplement.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our securities could decline, we might be unable to pay dividends on shares of our equity securities or interest or principal on our debt securities and you could lose all or part of your investment. In addition to the following risk factors, please read “Tax Considerations” in this prospectus for a more complete discussion of expected material U.S. federal income and non-U.S. tax consequences of owning and disposing of our common shares.

Risks Inherent in an Investment in our Securities

The market price of our securities after any offering may be volatile, and the value of an investment in our securities may decline.

The market price of our securities could be subject to significant fluctuations in response to any one or more of the risk factors discussed in our latest Annual Report on Form 20-F filed with the SEC, as amended, and others beyond our control, including:

•	the market for similar securities;

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the tanker industry;

•	market conditions generally and in the tanker industry;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business, including, among others, climate-related regulations and standards;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service and refinance our current and future indebtedness;

•	our ability to raise additional debt and equity to satisfy our capital needs;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. In addition, the securities markets in recent years have experienced substantial price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These broad market and industry fluctuations, as well as factors such as those listed above, may negatively impact the price of our securities. If the market price of our securities declines, you may not realize any return on your investment in our securities and may lose some or all of your investment. Also, you may not be able to sell the securities at prices equal to or greater than those paid by you in any offering. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. Future securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could harm our business, results of operations and financial condition.

We may issue additional securities without your approval, which could dilute your ownership interests and may depress the market price of our securities.

We may issue additional securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:

•	our existing shareholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available, if any, for dividends or interest payments may decrease;

•	the relative voting strength of previously outstanding securities may be diminished; and

•	the market price of our securities may decline.

Tax Risks

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. shareholders.

A foreign corporation will be treated as a passive foreign investment company (PFIC), for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of “passive income.” For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services generally does not constitute “passive income.” U.S. shareholders of a PFIC are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based upon our operations as described herein, we do not believe that our income from time charters should be treated as “passive income” for purposes of determining whether we are a PFIC, and, consequently, the assets that we own and operate in connection with the production of that income should not constitute passive assets. Accordingly, based on our current operations, we do not believe we will be treated as a PFIC with respect to any taxable year. There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service (IRS) pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations change.

If the IRS were successful in asserting that we are or have been a PFIC for any taxable year, U.S. shareholders would face adverse U.S. federal income tax consequences. Under the PFIC rules, unless a shareholder makes an election available under the U.S. Internal Revenue Code of 1986, as amended(the Code), which election could itself have adverse consequences for such shareholders, as discussed below under “Tax Considerations—U.S. Federal Income Tax Considerations,” excess distributions and any gain from the disposition of such shareholder’s common shares would be allocated ratably over the shareholder’s holding period of the common shares and the amounts allocated to the taxable year of the excess distribution or sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed with respect to such tax. Please read “Tax Considerations—U.S. Federal Income Tax Considerations” for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

We may have to pay tax on United States source shipping income, which would reduce our earnings.

Under the Code, 50% of the gross shipping income of a corporation that owns or charters vessels, as we and our subsidiaries do, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder or that corporation is entitled to an exemption from such tax under an applicable U.S. income tax treaty.

We have taken the position that we qualify for this statutory exemption for U.S. federal income tax return reporting purposes for our 2021 taxable year and we intend to so qualify for future taxable years. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby cause us to become subject to U.S. federal income tax on our U.S. source shipping income. For example, there is a risk that we could no longer qualify for exemption under Section 883 of the Code for a particular taxable year if “non-qualified” shareholders with a 5% or greater interest in our stock were, in combination with each other, to own 50% or more of the outstanding shares of our stock on more than half the days during the taxable year. Due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries.

If we or our subsidiaries were not entitled to exemption under Section 883 of the Code for any taxable year, we or our subsidiaries would be subject for such year to a 4% U.S. federal income tax on 50% of the shipping income we or our subsidiaries derive during the year which is attributable to the transport of cargoes to or from the United States. The imposition of this taxation would have a negative effect on our business and would decrease our earnings available for distribution to our shareholders.

We may be subject to additional taxes, which could adversely impact our business and financial results.

We and our subsidiaries are subject to tax in certain jurisdictions in which we or our subsidiaries are organized, own assets or have operations. In computing our tax obligations in these jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing authorities. We cannot assure you that, upon review of these positions, the applicable authorities will agree with our positions. A successful challenge by a tax authority could result in additional tax imposed on us or our subsidiaries, which could adversely impact our business and financial results.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

•	paying or refinancing all or a portion of our indebtedness outstanding at the time; and

•	funding working capital, capital expenditures, acquisitions or stock repurchases.

The actual application of proceeds from the sale by us of any particular offering of the securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our capital stock, including the rights, preferences and restrictions attaching to each class of stock. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been filed as exhibits (by incorporation by reference) to the registration statement of which this prospectus forms a part.

Purpose

Our purpose, as stated in our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act (the BCA). Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capital Stock

Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 225,000,000 common shares, par value $0.01 per share, of which 39,983,945 shares are issued and outstanding as of September 1, 2022, and 25,000,000 preferred shares, par value $0.01 per share, of which 40,000 were issued and 40,000 were outstanding as of September 1, 2022.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to any preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares, including any additional preferred shares we may issue in the future.

Preferred Shares

Our Amended and Restated Articles of Incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

One series of preferred shares has been established: our 8.5% Cumulative Redeemable Perpetual Preferred Shares—Series A (the “Series A Preferred Shares”). As of September 1, 2022, a total of 40,000 Series A Preferred Shares were issued and 40,000 Series A Preferred Shares were outstanding. For more information about the Series A Preferred Shares, including the rights, preferences and restrictions attaching to such shares, please read our Statement of Designation of the 8.5% Cumulative Redeemable Perpetual Preferred Shares—Series A, which has been filed as an exhibit (by incorporation by reference) to the registration statement of which this prospectus forms a part.

Limitations

There are no limitations on the rights to own our securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities, imposed by the laws of the Republic of the Marshall Islands or by our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company N.A.

Listing

Our common shares are currently listed on the NYSE under the symbol “ASC.”

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws require our board of directors to consist of at least one member. Our board of directors currently consists of six members. Our Amended and Restated Bylaws may be amended by the vote of a majority of our entire board of directors.

Directors are elected annually on a staggered basis, and each generally shall serve for a three-year term and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal, or the earlier termination of his or her term of office.

Shareholder Meetings

Under our Amended and Restated Bylaws, annual meetings of shareholders will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Republic of the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chair of our board of directors or the president of the Company. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation and the sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available for the shares of any class or series of shares, which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorney’s fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and this insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of Our Organizational Documents

Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (a) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest or (b) the removal of incumbent officers and directors.

Blank Check Preferred Shares

Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25 million blank check preferred shares. Our board of directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of our management.

Election and Removal of Directors

Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Our Amended and Restated Bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Amended and Restated Articles of Incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Classified Board of Directors

As described above, our Amended and Restated Articles of Incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. Accordingly, approximately one-third of our board of directors generally will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Limited Actions by Shareholders

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chair of our board of directors or the president of the Company may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the immediately preceding annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between companies organized under the laws of the Republic of the Marshall Islands and “interested shareholders,” we have included these provisions in our Amended and Restated Articles of Incorporation. Specifically, our Amended and Restated Articles of Incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an “interested shareholder.” Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•

any person who is our affiliate or associate and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person’s status as an interested shareholder is determined, and the affiliates and associates of such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder, of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•

any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•

any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our Amended and Restated Articles of Incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•

at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of our initial public offering;

•

a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•

the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our Amended and Restated Articles of Incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i)	a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii)

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii)	a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. As a result, you may have more difficulty protecting your interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the General Corporation Law of the State of Delaware relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or without the Marshall Islands.	May be held within or without Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally, sent by mail or by electronic mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Marshall Islands	Delaware
Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Marshall Islands	Delaware
Merger or Consolidation

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares at a shareholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by shareholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the shareholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of shareholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority

Marshall Islands	Delaware
of the outstanding stock of the parent corporation entitled to vote at a duly called shareholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the shareholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of shareholders, except to the extent that the certificate of incorporation otherwise provides.

Marshall Islands	Delaware
Directors

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Removal:	Removal:

Any or all of the directors may be removed for cause by vote of the shareholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.	In the case of a classified board, shareholders may effect removal of any or all directors only for cause.

Marshall Islands	Delaware
Dissenters’ Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares shall not be available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. The right of a dissenting shareholder to receive payment of the	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

Marshall Islands	Delaware
fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

• Alters or abolishes any preferential right of any outstanding shares having preference; or

• Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

• Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

• Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Marshall Islands	Delaware
Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a shareholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of the Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of outstanding shares or holds voting trust certificates or a beneficial interest in shares representing less than 5% of any class of such shares and the shares, voting trust certificates or beneficial interest of such plaintiff has a fair value of $50,000 or less.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities we may offer under this prospectus. Any debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities may be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to any applicable prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless any applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless any applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in any applicable prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in any applicable prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in any applicable prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in any accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated into this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of the Marshall Islands and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities we may offer under this prospectus. Any convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities may be issued under either of two debt indentures summarized below. The indentures are the same as the indentures described above under “Description of Debt Securities.” Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provide that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to any applicable prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•

whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless any applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless any applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in any applicable prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in any applicable prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in any applicable prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in any accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common shares or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common shares or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common shares or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated into this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state thereof, the District of Columbia or the Republic of the Marshall Islands, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “—Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase our common shares, preferred shares and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common shares, preferred shares, debt securities, convertible debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. Please read “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Convertible Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder and a Non-U.S. Holder, each as defined below, with respect to our common shares. Due to the factual nature of the issues involved, we will summarize the material Marshall Islands and U.S. federal income tax considerations of investing in other securities that may be offered pursuant to a supplement to this prospectus in such supplement. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which may be subject to special rules, including, among other investors, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partnerships or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar, investors that own, actually or under applicable constructive ownership rules, 10% or more of our common shares, investors subject to the “base erosion and anti-avoidance” tax and investors that are required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement.” This discussion deals only with holders who purchase common shares in connection with an offering and hold the common shares as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of our common shares.

Marshall Islands Tax Considerations

The following are the material Marshall Islands tax consequences of our activities to us and of our common shares to our shareholders who themselves are not tax resident in the Marshall Islands. We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains. No Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders, each as defined below, of our common shares. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury (or the Treasury Regulations), all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a holder that for U.S. federal income tax purposes is a beneficial owner of our common shares and is an individual U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (x) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Distributions

Subject to the discussion of PFIC status below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our common shares and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as foreign source dividend income and will generally constitute “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Subject to applicable limitations, including a holding period requirement, dividends paid on our common shares to certain non-corporate U.S. Holders will generally be treated as “qualified dividend income” that is taxable to such U.S. Holders at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our common shares are traded); and (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which, as discussed below, we do not believe that we are or will be for any future taxable years).

There is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of such non-corporate U.S. Holders, although, as described above, we expect such dividends to be so eligible provided an eligible non-corporate U.S. Holder meets all applicable requirements. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a non-corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis in a common share—paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by certain non-corporate U.S. Holders from the sale or exchange of such common shares will be treated as long term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Shares

Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are currently eligible for reduced rates of taxation. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

3.8% Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates, or, in certain cases, trusts, are subject to a 3.8% tax on certain investment income, including dividends and capital gains. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership of our common shares.

PFIC Status and Significant Tax Consequences

Notwithstanding the above rules regarding distributions with respect to and dispositions of common shares, special rules may apply to U.S. Holders (or, in some cases, U.S. persons who are treated as owning our common shares under constructive ownership rules) if we are treated as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder, directly or constructively, holds our common shares, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, cash held by us will be treated as passive assets. In addition, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and anticipated operations, we do not believe that we are currently a PFIC or will be treated as a PFIC for any future taxable year. Our belief is based principally on the position that the gross income we derive from time chartering activities, spot chartering activities and income from our participating in shipping pools should constitute services income, rather than rental income. Accordingly, such income should generally not constitute passive income, and the assets that we own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we are a PFIC.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund” (or QEF election). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below. A U.S. holder of shares in a PFIC will be required to file an annual information return on IRS Form 8621 containing information regarding the PFIC as required by applicable Treasury Regulations.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each of our taxable years during which we are a PFIC that ends with or within the taxable year of the Electing Holder, regardless of whether distributions were received from us by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as “qualified dividend income.” Net capital gain inclusions of certain non-corporate U.S. Holders would be eligible for preferential capital gains tax rates. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect any income included under the QEF election. Distributions of previously taxed income will not be subject to tax upon distribution but will decrease the Electing Holder’s tax basis in the common shares. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a timely QEF election for our common shares by filing one copy of IRS Form 8621 with its U.S. federal income tax return for the first year in which it held such shares when we were a PFIC. If we determine that we are a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a Mark-to-Market Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate will be the case, our shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount recognized. In a year when we are a PFIC, any gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (i) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (ii) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•

the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, would be taxed as ordinary income and would not be “qualified dividend income”; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of common shares (other than a partnership) that is not a U.S. Holder.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Dividends on Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment).

Sale, Exchange or Other Disposition of Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

Income or Gains Effectively Connected with a U.S. Trade or Business

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, dividends on the common shares and gain from the sale, exchange or other disposition of the shares, that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, and the payment of the gross proceeds on a sale of our common shares, made within the United States to a non-corporate U.S. Holder will be subject to information reporting. Such payments or distributions may also be subject to backup withholding if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding with respect to dividend payments or other taxable distribution on our common shares by certifying their status on an applicable IRS Form W-8. If a Non-U.S. Holder sells our common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or it otherwise establishes an exemption. If a Non-U.S. Holder sells our common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that the Non-U.S. Holder is not a U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Rather, a refund may generally be obtained of any amounts withheld under backup withholding rules that exceed the taxpayer’s U.S. federal income tax liability by filing a timely refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the common shares are held in an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury Regulations, a Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations in respect of our common shares.

Taxation of the Company

U.S. Federal Income Taxation of Operating Income: In General

We anticipate that we will earn substantially all our income from the hiring or leasing of vessels for use on a time charter basis, from participation in a pool or from the performance of services directly related to those uses, all of which we refer to as “shipping income.”

Unless we qualify from an exemption from U.S. federal income taxation under either an applicable tax treaty or the rules of Section 883 of the Code (or Section 883), as discussed below, a foreign corporation such as the Company will be subject to United States federal income taxation on its “shipping income” that is treated as derived from sources within the United States (or U.S. source shipping income). For U.S. federal income tax purposes, “U.S. source shipping income” includes 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources entirely outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

Shipping income attributable to transportation exclusively between U.S. ports is considered to be 100% derived from U.S. sources. However, we are not permitted by United States law to engage in the transportation of cargoes that produces 100% U.S. source shipping income.

Exemption of Operating Income from U.S. Federal Income Taxation

Under Section 883 and the Treasury Regulations promulgated thereunder, a foreign corporation will be exempt from U.S. federal income taxation of its U.S. source shipping income if:

(1)

it is organized in a “qualified foreign country” which is one that grants an “equivalent exemption” from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883; and

(2)	one of the following tests is met:

(A)

more than 50% of the value of its shares is beneficially owned, directly or indirectly, by “qualified shareholders”, which as defined includes individuals who are “residents” of a qualified foreign country, to which we refer as the “50% Ownership Test”; or

(B)	its shares are “primarily and regularly traded on an established securities market” in a qualified foreign country or in the United States, to which we refer as the “Publicly-Traded Test”.

Each of the jurisdictions in which we and our ship-owning subsidiaries are incorporated have been officially recognized by the IRS as a qualified foreign country that grants the requisite “equivalent exemption” from tax in respect of each category of shipping income we earn and currently expect to earn in the future. Therefore, we will be exempt from U.S. federal income taxation with respect to our U.S. source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.

We believe that we satisfied the Publicly-Traded Test for our 2021 taxable year and therefore qualified for an exemption from tax under Section 883 for our 2021 taxable year. We anticipate that we will continue to satisfy the Publicly-Traded Test but, as discussed below, this is a factual determination made on an annual basis. We do not currently anticipate circumstances under which we would not be able to satisfy the 50% Ownership Test.

Publicly-Traded Test

The Treasury Regulations under Section 883 provide, in pertinent part, that shares of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. The Company’s common shares, which constitute its sole class of issued and outstanding stock are “primarily traded” on the NYSE.

Under the Treasury Regulations, our common shares will be considered to be “regularly traded” on an established securities market if one or more classes of our shares representing more than 50% of our outstanding stock, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on such market, (the listing threshold). Since all our common shares are listed on the NYSE, we satisfy the listing threshold.

The Treasury Regulations also require that with respect to each class of stock relied upon to meet the listing threshold, (i) such class of stock traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year (the trading frequency test); and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year must be at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year (the trading volume test). We believe that we satisfied the trading frequency and trading volume tests with respect to the 2021 taxable year. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if, as is the case with our common shares, such class of stock is traded on an established securities market in the United States and such shares are regularly quoted by dealers making a market in such shares.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of shares will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified share attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such class of outstanding stock (the 5% Override Rule).

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of our common shares (or 5% Shareholders) the Treasury Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the SEC, as owning 5% or more of our common shares. The Treasury Regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5% Override Rule is triggered, the Treasury Regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% Shareholders, qualified shareholders

(as defined for purposes of Section 883) own sufficient number of shares to preclude non-qualified shareholders in such group from owning 50% or more of our common shares for more than half the number of days during the taxable year.

We believe that we satisfied the Publicly-Traded Test for the 2021 taxable year and were not subject to the 5% Override Rule, and we have taken that position on our 2021 U.S. federal income tax returns. However, there are factual circumstances beyond our control that could cause us to lose the benefit of the Section 883 exemption for any future taxable year. For example, there is a risk that we could no longer qualify for the Section 883 exemption for a particular taxable year if one or more 5% Shareholders were to own 50% or more of our outstanding common shares on more than half the days of the taxable year. Under these circumstances, we would be subject to the 5% Override Rule and we would not qualify for the Section 883 exemption unless we could establish that our shareholding during the taxable year was such that non-qualified 5% Shareholders did not own 50% or more of our common shares on more than half the days of the taxable year. Under the Treasury Regulations, we would have to satisfy certain substantiation requirements regarding the identity of our shareholders. These requirements are onerous and there is no assurance that we would be able to satisfy them. Given the factual nature of the issues involved, we can give no assurances in regards to our or our subsidiaries’ qualification for the Section 883 exemption.

Taxation in Absence of Section 883 Exemption

If the benefits of Section 883 are unavailable, our U.S. source shipping income would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, or the “4% gross basis tax regime”, to the extent that such income is not considered to be “effectively connected” with the conduct of a United States trade or business, as described below. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being U.S. source shipping income, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to U.S. federal income tax, currently imposed at a rate of 21%. In addition, we would generally be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our United States source shipping income would be considered “effectively connected” with the conduct of a United States trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of U.S. source shipping income; and

•

substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, it is anticipated that none of our U.S. source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for an exemption under Section 883, we will not be subject to U.S. federal income tax with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

PLAN OF DISTRIBUTION

We may from time to time offer for sale the common shares covered by this prospectus and applicable prospectus supplements either directly or indirectly or through underwriters, dealers or agents or on any exchange on which the common shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the common shares may be sold include any one or more of the following:

•	through underwriters, dealers, or brokers;

•	through agents;

•	directly to one or more purchasers or other persons or entities;

•	through a combination of any such methods of sale; or

•	through other means permitted pursuant to applicable law.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell our securities short and deliver the securities to close out short positions;

•

enter into option or other types of transactions that require us to deliver our securities to an underwriter, broker or dealer, who will then resell or transfer the shares of securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned shares of securities or, in the event of default, sell the pledged securities.

If underwriters are used to sell our securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

The applicable prospectus supplement relating to our securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, our securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Our securities may be sold directly by us from time to time, at prevailing market prices or otherwise. Our securities may also be sold through agents designated by us from time to time, at prevailing market prices or otherwise. Any agent involved in the offer or sale of our securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriters to whom our securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our securities.

Certain persons participating in any offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell our securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of our securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of our securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such security is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands as a corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

A majority of our directors and officers and those of our controlled affiliates are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside of the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Seward & Kissel LLP, our counsel as to the laws of the Republic of the Marshall Islands, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us or our directors and officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers or those of our controlled affiliates in original actions brought in the Republic of the Marshall Islands, based on these laws.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP will pass upon certain legal matters for us with respect to the offering of our securities. Unless otherwise stated in any applicable prospectus supplement, the validity of shares of our equity securities and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and United States tax matters will be passed upon for us by Seward & Kissel LLP. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Ardmore Shipping Corporation incorporated by reference in this Prospectus, and the effectiveness of Ardmore Shipping Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The section in Ardmore Shipping Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such report has been prepared by Drewry Maritime Research, our industry expert, which has confirmed to us that such section accurately describes the international tanker market as of the dates provided therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish information to the SEC. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 6-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 11, 2022;

•	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

•

our Reports on Form 6-K furnished to the SEC on (a)  June 4, 2021, (b) June  17, 2021, (c) April  28, 2022, (d) May 4, 2022, which contains our unaudited condensed interim consolidated financial statements and related notes for the three months ended March 31, 2022 and March 31, 2021, and (e) July 27, 2022, which contains our unaudited condensed interim consolidated financial statements and related notes for the three and six months ended June 30, 2022 and June 30, 2021;

•

all subsequent Reports on Form 6-K furnished to the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•

the description of our capital stock as described in our Registration Statement on Form 8-A filed on July  29, 2013, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 11, 2022, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference into this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document), at no cost, by visiting our website at www.ardmoreshipping.com, or by writing or calling us at the following address:

Ardmore Shipping Corporation

Belvedere Building

69 Pitts Bay Road, Ground Floor

Pembroke, HM08 Bermuda

+ 1 441 405 7800

We have not authorized anyone to provide you with any information other than the information contained in this prospectus, or in any prospectus supplement or free writing prospectus. We take no responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information incorporated by reference into or contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates. The information contained on our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of our securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee		$46,350	*
FINRA filing fees			**
Legal fees and expenses			**
Accounting fees and expenses			**
Printing costs			**
Transfer agent fees			**
NYSE listing fee			**
Miscellaneous			**

Total	$		**

*	Includes the $46,350 previously paid in connection with unsold securities pursuant to Rule 457(p).
**	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Up to $50,000,000 maximum aggregate offering price

of

Common Shares

ARDMORE SHIPPING CORPORATION

PROSPECTUS SUPPLEMENT

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September 1, 2023